UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 15, 2015, our Senior Vice President, Finance and Chief Financial Officer, Robert E. Hoffman, resigned from Arena, effective no later than July 10, 2015.

Approval of Amendment and Restatement of Our 2009 Employee Stock Purchase Plan, As Amended

On June 12, 2015, we held our 2015 Annual Meeting of Stockholders, or 2015 Annual Meeting. At such meeting, along with other items discussed in Item 5.07 below, our stockholders approved an amendment and restatement of our 2009 Employee Stock Purchase Plan, as amended, or 2009 ESPP.

Our 2009 ESPP became effective as of our 2012 Annual Meeting of Stockholders. The changes included in the amended and restated 2009 ESPP, or Amended 2009 ESPP, that was approved at our 2015 Annual Meeting (i) increased the shares of our common stock authorized and available for future issuance under the plan to a total of 1.5 million as of our 2015 Annual Meeting, and (ii) revised the adjustment provisions to clarify that only an actual, as opposed to a proposed, dissolution, liquidation, merger or asset sale triggers an adjustment.

Some key features of the Amended 2009 ESPP are summarized below.

Eligibility. Each of our employees (including officers) whose customary employment with us is at least 20 hours per week and who is employed by us at least one day before the enrollment date of an Offering Period (as defined below) will be eligible to participate in such Offering Period; provided, however, that no employee shall be granted an option under the Amended 2009 ESPP (i) to the extent that, immediately after the grant, such employee would own capital stock and/or hold outstanding options to purchase such stock representing five percent or more of the voting power or value of our stock, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrue at an amount which exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Eligible employees become participants in the Amended 2009 ESPP by filing with us an authorization form authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the authorization form has been set by our Board of Directors.

Participation in an Offering. The Amended 2009 ESPP is implemented by consecutive, overlapping offering periods lasting for 24 months, each an “Offering Period,” with a new Offering Period commencing on the first trading day on or after January 1, April 1, July 1 and October 1 of each year. A new Offering Period for employees of our wholly owned subsidiary, Arena Pharmaceuticals GmbH, commences on the first trading day on or after March 10, June 10, September 10 and December 10 of each year. Common stock may be purchased under the Amended 2009 ESPP every three months, each a “Purchase Period,” unless the participant withdraws or terminates employment earlier. To the extent the fair market value of our common stock on the enrollment date of a new Offering Period is lower than the fair market value of our common stock on the enrollment date of the immediately preceding Offering Period, then all participants in the immediately preceding Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on the exercise date immediately preceding the new Offering Period and automatically re-enrolled in the new Offering Period as of the first day thereof. To participate in the Amended 2009 ESPP, each eligible employee must authorize payroll deductions pursuant to the Amended 2009 ESPP. Such payroll deductions may not exceed 15% of a participant’s compensation.

Once an employee becomes a participant in the Amended 2009 ESPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Amended 2009 ESPP or the employee’s employment with us terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of our common stock. The option expires at the end of the

Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 625 shares of our common stock in each Purchase Period.

Administration. The Amended 2009 ESPP may be administered by our Board of Directors, the Compensation Committee or another committee appointed by the Board. All questions of interpretation or application of the Amended 2009 ESPP are determined by our Board of Directors or its appointed committee. Our Board of Directors or its appointed committee may, without regard to whether participant rights may be considered to have been adversely affected, change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as our Board of Directors or its appointed committee determines in its sole discretion advisable which are consistent with the Amended 2009 ESPP.

Purchase Price; Shares Purchased. Shares of our common stock may be purchased under the Amended 2009 ESPP at a price, or “Purchase Price,” equal to 85% of the lesser of the fair market value of our common stock on (i) the first trading day of each Offering Period or (ii) the last trading day of each Purchase Period. The number of shares of our common stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that Purchase Period by the Purchase Price.

Adjustment upon Change in Capitalization. In the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination, reclassification or other change in our capital structure effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Amended 2009 ESPP, the number of shares of stock subject to options outstanding under the Amended 2009 ESPP and the exercise price of any such outstanding options, and the maximum number of shares that each participant may purchase during each Purchase Period. Any such adjustment shall be made by our Board of Directors or its appointed committee.

Dissolution or Liquidation. In the event of a dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

Merger or Asset Sale. In the event we merge with or into another corporation or a sale of all or substantially all of our assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, any Offering Periods then in progress will be shortened and a new exercise date will be set.

Amendment and Termination of the Plan. Our Board of Directors may at any time terminate or amend the Amended 2009 ESPP. An Offering Period may be terminated by our Board of Directors at the end of any Purchase Period if the Board determines that termination of the Offering Period or the Amended 2009 ESPP is in the best interests of the company and our stockholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval to comply with Section 423 of the Internal Revenue Code, stock exchange rules or other applicable law. Unless terminated earlier, the Amended 2009 ESPP will terminate when terminated by our Board of Directors.

The foregoing summary of the Amended 2009 ESPP is qualified in its entirety by reference to the complete text of such plan, which is incorporated by this reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2015, we held our 2015 Annual Meeting of Stockholders. At the annual meeting, our stockholders (i) elected each of the director nominees named below to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal; (ii) approved our 2009 Employee Stock Purchase Plan, as amended, to, among other things, increase the number of shares of our common stock authorized and available for future issuance under the plan to a total of 1.5 million shares; (iii) approved, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting; and (iv) ratified the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2015. Following the annual meeting, our Board of Directors changed the composition of its standing committees, and our non-employee directors appointed Tina S. Nova, Ph.D., as the Board’s Lead Independent Director.

The tables below set forth the results of the vote of our stockholders for the annual meeting.

Proposal 1: The election of directors

Director Nominee	For	Withheld	Broker Non-Votes
Jack Lief	103,650,760	11,998,957	91,838,251
Dominic P. Behan, Ph.D., D.Sc.	106,999,600	8,650,117	91,838,251
Donald D. Belcher	103,178,883	12,470,834	91,838,251
Scott H. Bice	105,021,516	10,628,201	91,838,251
Harry F. Hixson, Jr., Ph.D.	103,944,929	11,704,788	91,838,251
Tina S. Nova, Ph.D.	105,800,992	9,848,725	91,838,251
Phillip M. Schneider	106,666,998	8,982,719	91,838,251
Christine A. White, M.D.	105,445,959	10,203,758	91,838,251
Randall E. Woods	104,342,856	11,306,861	91,838,251

Proposal 2: The approval of the Arena Pharmaceuticals, Inc., 2009 Employee Stock Purchase Plan, as amended

Votes for approval	102,382,520
Votes against approval	12,799,575
Abstentions	467,622
Broker non-votes	91,838,251

Proposal 3: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting

Votes for approval	100,888,453
Votes against approval	14,027,021
Abstentions	734,243
Broker non-votes	91,838,251

Proposal 4: Ratification of the Appointment of KPMG LLP

Votes for approval	187,322,970
Votes against approval	8,329,885
Abstentions	11,835,113
Broker non-votes	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Arena’s 2009 Employee Stock Purchase Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2015	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Arena’s 2009 Employee Stock Purchase Plan, as amended